Exhibit 99.1

OPKO Health Announces Acquisition of Claros Diagnostics

Gains Unique Microfluidics-Based Diagnostic Technology Platform

MIAMI, FL - October 13, 2011 - OPKO Health, Inc. (NYSE: OPK) today announced its acquisition of Claros Diagnostics, Inc., a Woburn, Massachusetts based company that has developed a novel microfluidics-based test system consisting of a disposable test cassette that resembles a credit card and a small but sophisticated desktop analyzer. Used together, they provide high performance quantitative blood test results within minutes and permit the transition of complex immunoassays and other tests from the centralized reference laboratory to the physician’s office or hospital nurses station.

The Claros technology requires only a finger stick drop of blood introduced into the cassette, which can multiplex up to 20 separate tests with unparalleled ease. Claros has successfully validated the technology for urology and infectious disease market applications, and this validation will serve as a bridge to other test panels for infectious disease, cardiology, women’s health, companion diagnostics, and almost any field of blood diagnostics.

“Claros presents an ideal strategic fit for OPKO,” said Phillip Frost, M.D., Chairman and CEO of OPKO Health. “Use of the Claros platform technology for already marketed tests provides near-term commercialization possibilities. Later, the Claros technology can be used with OPKO’s proprietary biomarkers. OPKO is presently developing unique antibody based tests for early diagnosis of Alzheimer’s’ disease, Parkinson’s disease, and lung, pancreatic and other cancers. The combined OPKO-Claros technology will also provide an ideal platform for use as companion diagnostics,” continued Dr. Frost. “We welcome the Claros team and are proud that Claros was recently profiled, among Google, IBM, Apple, Roche, and others, as one of the 50 Most Innovative Companies in the World for 2011 by MIT Technology Review.”

“There are tremendous synergies between the Claros and OPKO technologies which can position OPKO to be an important provider of diagnostics products,” said Michael J. Magliochetti, Ph.D., CEO of Claros. “Its precision and ease of use give the Claros platform the opportunity to play a significant role in the worldwide diagnostics business.”

About OPKO Health, Inc.

OPKO is a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,”

“believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the Claros platform and product candidates, the platform’s ability to transition complex immunoassays from the reference laboratory to the physician’s office and to multiplex tests with unparalleled ease, the utility of the product for infectious disease, women’s health, companion diagnostics and other blood diagnostics markets, OPKO’s ability to use the Claros platform to achieve near term commercialization opportunities and combine the Claros platform with OPKO’s biomarker technology, the Claros technology serving as an ideal platform for use as companion diagnostics and the opportunity to play a significant role in the worldwide diagnostics business, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as integration issues involving Claros, and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

OPKO Health, Inc.

Steve Rubin, 305-575-6015

Source: OPKO Health, Inc.